EXHIBIT 23


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into CBL & Associates Properties, Inc.'s previously filed Registration Statements on Form S-3 (File No. 3333-47041) and Form S-8 (File No. 33-73376).



                                 ARTHUR ANDERSEN LLP


Chattanooga, Tennessee
March 27, 1998